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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to incorporation by reference in the Registration Statements (No. 33-62116) on Form S-3 and (No. 33-68140), (No. 2-67954), (No. 2-84789) on
Form S-8 of Kirby Corporation and consolidated subsidiaries of our report dated February 21, 1994, relating to the consolidated balance sheet of Kirby Corporation and consolidated subsidiaries as of December 31, 1993, and the related consolidated statements of earnings, stockholders' equity, cash flows and related schedules for the year then ended, which report appears in the December 31, 1993 Annual Report on Form 10-K of Kirby Corporation and consolidated subsidiaries.

                                            KPMG PEAT MARWICK

Houston, Texas
March 14, 1994